UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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VARONIS SYSTEMS, INC.

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VARONIS SYSTEMS. PROPRIETARY & CONFIDENTIAL. VARONIS SYSTEMS Executive Compensation Overview April, 2019

VARONIS SYSTEMS 2 This presentation has been prepared by Varonis Systems, Inc . (the “Company”) solely for informational purposes . It is not, and should not be assumed to be, complete . This presentation is not an offer to sell securities, nor is it a solicitation of an offer to buy securities . This presentation is not directed at, or intended for distribution to or use by, any person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction . Persons into whose possession this presentation comes should inform themselves about, and observe, any such restrictions . In considering any performance information contained herein, you should bear in mind that past or projected performance is not necessarily indicative of future results, and there can be no assurance that any entity referenced herein will achieve comparable results or that illustrative returns, if any, will be met . Statements in this presentation are made as of the date this presentation is made unless stated otherwise, and the delivery of this presentation at any time shall under no circumstances create an implication that the information contained herein is correct as of any time after such date . This presentation contains statements that, to the extent they are not recitations of historical fact, constitute “forward - looking statements . ” Actual outcomes and results could differ materially from those forecasts due to the impact of many factors beyond the control of the Company and its affiliates . Forward - looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts . The words “believe”, “expect”, “anticipate”, “intends”, “plan”, “estimate”, “aim”, “forecast”, “project”, “will”, “may”, “might”, “should”, “could” and similar expressions (or their negative) identify certain of these forward - looking statements . Forward - looking statements include statements regarding : strategies, outlook and growth prospects ; future plans and potential for future growth ; liquidity, capital resources and capital expenditures ; growth in demand for products and services ; economic outlook and industry trends ; developments of markets ; the impact of regulatory initiatives ; and the strength of competitors . The forward - looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties . These assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control and it may not achieve or accomplish these expectations, beliefs or projections . In addition, important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward - looking statements include the achievement of the anticipated levels of profitability, growth, the timely development of new projects, the impact of competitive pricing, and the impact of general business and global economic conditions . Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance . This presentation also contains market statistics and industry data that are not necessarily comprehensive or reflective of market conditions . These have been derived from third party sources and have not been independently verified by the Company or its affiliates . This presentation also contains non - GAAP financial measures which are not prepared in accordance with Generally Accepted Accounting Principles . A reconciliation of historical GAAP and non - GAAP financial measures can be found at http : //ir . varonis . com . The trademarks included herein are the property of the owners thereof and are used for reference purposes only . Such use should not be construed as an endorsement of the products or services of the Company . Financial figures for FY 16 , FY 17 and FY 18 in this presentation are based on ASC 606 standards . Financial figures for FY 15 and prior years are based on ASC 605 . Safe Harbor Statement

VARONIS SYSTEMS 3 Varonis Facts (Nasdaq: VRNS) $25 $32 $43 $58 $71 $93 $120 $148 $14 $22 $31 $43 $56 $73 $95 $123 $40 $53 $75 $101 $127 $166 $215 $270 2011 2012 2013 2014 2015 2016 2017 2018 License Revenues Maintenance and Services Revenues 25 % GROWTH Started operations in 2005 Approximately 6,600 customers, from SMB to Fortune 50 38% of revenues outside of North America in 2018 $270 MM 2018 Revenues Headquartered in New York City with 1,460 employees worldwide Announced transition from perpetual license to subscription – based model in Q1 2019 IPO

VARONIS SYSTEMS 4 History of Innovation 2005 2006 2008 2009 2010 2011 2012 2013 2014 2015 2017 2016 2018

VARONIS SYSTEMS 5 Transition to Subscription In 2014 at our IPO, we had 10 licenses; today we have two dozen, with more on the way Subscription provides a pathway for our customers to adopt more licenses and realize greater value from our platform more quickly More licenses and use cases allow us to tap into more buckets of customer spend CISOs have larger opex budgets for subscription licenses Successful pilot program in the second half of 2018 Subscription provides Varonis with higher mix of recurring revenues, increased visibility and predictability, and greater customer lifetime value

VARONIS SYSTEMS 6 Customers Who Have Purchased 2 or More and 3 or More Product Families | % of Total Customers Significant Upsells and Cross - sells 21% 29% 36% 40% 57% 65% 69% 73% 2015 2016 2017 2018 3+ Product Families 2+ Product Families

VARONIS SYSTEMS 7 -50% 0% 50% 100% 150% 200% 250% 300% 350% Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Varonis Systems ISS Shared Peers Nasdaq Strong 3 - Year Total Stockholder Return 182.1% 103.8% 31.5% Dec - 18 Source: Capital IQ. Data ranges from 12/31/15 to 12/31/18. Shared ISS Peers: A10 Networks, Carbonite, Model N, Qualys , AppFolio , Five9, MobileIron , Q2 Holdings, and Rapid7 Inc.

VARONIS SYSTEMS 8 (7.1) 7.3 16.4 23.5 -8 -3 3 8 13 18 23 2010 2011 2012 2013 2014 2015 2016 2017 2018 Operating cash flow positive from operations for 4 years Investments Show Strong Returns Operating Cash Flow | ($MM) IPO (2/2014) (2.7)

VARONIS SYSTEMS 9 Operating Margin Has Shown Steady Improvement * Percentages are presented on a non - GAAP basis. 2018 Operating M argin includes ~300 bps of FX headwind. 11% 10% 10% 10% 66% 60% 58% 55% 23% 20% 20% 22% 9% 9% 9% 9% - 8.6% 0.7% 3.5% 3.6% 2015 2016 2017 2018 COGS R&D S&M G&A

VARONIS SYSTEMS 10 $5.4BN Data Integration $27.2BN IT Operations Management $15.0BN Storage Management $10.4BN Infrastructure Software $23.6BN Security Software $16BN+ TAM Source: Market size estimates from Gartner Research (as of Dec 2018) (1) (1) Varonis Systems estimates that our total addressable market is approximately 20% of these combined markets. Addressing $16BN+ Opportunity Across IT & Security

VARONIS SYSTEMS We plan to achieve our goal of building a billion dollar business that grows revenues meaningfully with expanding profit and cash flow.

VARONIS SYSTEMS 12 Compensation Philosophy – Pay for Performance The fundamental philosophy of the Compensation Committee (the “Committee”) is to closely link executive compensation with the achievement of pre - established performance goals and to promote a culture of aligning executive interests with those of the Company and its stockholders over the long - term. We additionally strive to: Motivate, attract and retain highly - skilled executives Incentivize management to optimize the Company’s performance and increase long - term stockholder value Ensure that overall compensation is fair for the services rendered and that the compensation structure is transparent Despite being a relatively young company, becoming publicly traded in 2014, the Committee focuses on both short - term and long - term performance when incentivizing Named Executive Officers (“NEOs”). Though we expect our compensation practices to evolve with our growing business, we will remain transparent in how we reward performance and appropriately adjust compensation in periods of underperformance.

VARONIS SYSTEMS 13 CEO Compensation Plan Overview Yakov Faitelson’s 2018 Compensation Package Pay Element Components Link to Performance Base Salary Annual Cash Incentive Award Long Term Equity Based Incentive Awards Cash: $560,000 Cash: $407,472 RSUs: 150,000 Shares Evaluated on an annual basis based on scope of responsibilities, execution of corporate strategy and firm - wide performance. Targeted at 79% of base salary (<25th percentile of compensation peer group) and evaluated based on aggressive quarterly/annual revenue (67.5%), quarterly/annual operating income (22.5%) and individual performance (10%) as determined by the Committee. RSUs will vest over four years, subject to Mr. Faitelson’s continued service, to align CEO compensation with our market peers. The Committee believes that a rigorous incentive plan will drive our executives to achieve the corporate strategy of growing revenues while expanding profit and cash flow. Our annual cash incentive program used a mix of pre - established quantitative metrics that are directly tied to our strategy and a qualitative review of individual performance. To better align our CEO compensation with that of our market peers, the Committee utilized a long - term Restricted Stock Unit (“RSU”) award that vests over 4 years. We strongly believe that our Company’s performance and success are directly attributable to our incentive plan, which in turn is correlated to long - term stockholder value creation .

VARONIS SYSTEMS 14 Recent Decisions to Further Promote Stockholder Interests In February 2019, the Committee conducted its annual executive compensation review and made 2019 compensation decisions for our NEOs. In making these decisions, the Committee considered, among other factors, the pay level of our NEOs relative to the Company’s peers and the overall competitive market, performance of each NEO, and the long - term interests of our stockholders. The Committee decided to keep the base salaries and target annual incentive compensation opportunities of our NEOs at the same amounts as in 2018. The Committee proactively introduced performance stock unit (“PSU”) awards as part of Mr. Faitelson’s 2019 long - term incentive compensation award (a mix of 50% PSUs and 50% RSUs). The Committee determined that subscription percentage of total license revenues, which ties directly to our business strategy of transitioning to a subscription license model from a perpetual model, would be the performance metric for Mr. Faitelson’s 2019 PSU award. The Committee maintained revenues and non - GAAP operating income as the corporate performance metrics for the 2019 Cash Incentive Plan, as such metrics continue to be key performance drivers supporting the Company’s operating plan.

VARONIS SYSTEMS 15 Rewarding Outperformance Varonis significantly outperformed its compensation peers over the long - term. The Company’s 3 - Year Total Stockholder Return is 41.2% versus its peer median of 21.4%, which ranks the Company’s performance in the 82nd percentile.* Source: Equilar , Inc. 3 - Year TSR (%) FIVN 77.6 VRNS 41.2 CARB 37.1 ELLI 31.5 PFPT 23.2 LLNW 17.0 QLYS 16.7 PRO 10.9 SPSC 5.5 BCOV (3.5) IMPV (6.9) OSPN (21.0) 0 20 40 60 80 100 120 140 160 180 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2014 2015 2016 2017 2018 TSR (%) Pay ($ in millions) Pay TSR 2014 2015 2016 2017 2018 Pay ($m) $0.56 $0.73 $1.18 $1.96 $4.18 TSR N/A 57.26 81.63 146.82 161.13 Peers VRNS General pay - for - performance alignment TSR Percentile Pay Percentile TSR vs. SEC Realizable Pay

VRNS Total CEO Compensation Historically Below Peer CEOs


$3.79
$4.39
$3.07
$5.30
$5.31
$5.03
$5.44
10th %
30th %
40th %
10th %
20th %
10th %
30th %
VRNS CEO
2013
2014
2015
2016
2017
2013-2017 Average
2013-2018 Average
Peer 50th Percentile
Peer 75th Percentile

- After careful consideration, the Committee granted the 2018 Long Term Equity Award ("2018 RSU Award") to: (1) further strengthen the alignment of long-term interests of Mr. Faitelson with those of the Company's stockholders, and (2) incentivize Mr. Faitelson to continue to execute on the strategic priorities geared to enhance and protect stockholder value.
- The Committee decided to grant the 2018 RSU Award only after confirming that, post-grant, the CEO pay would still be well aligned with the Company's performance, based on the 3-year relative TSR against compensation peers.
- Considered in the context of the historical CEO compensation which was perennially well below peer median, and the Committee's proactive adoption of PSU awards for the 2019 Long Term Equity Award at a time when the Company is embarking on a shift in its business model, the 2018 RSU Award is a critical component of the Company's executive compensation program geared to incentivize management to create long-term value for stockholders.

Source: Company Proxy Statements. Peers include: A10 Networks, AppFolio, Barracuda Networks, Bazaarvoice, Brightcove, Callidus Software, Carbonite, CPI Card Group, Elle Mae, Five 9, Forescout Technologies, Gigamon, Hortonworks, Imperva, Limelight Networks, Medidata Solutions, MINDBODY, MobileIron, Model N, New Relic, Okta, OneSpan, Progress Software, Proofpoint, PROS Holdings, Q2 Holdings, Qualys, Rapid7, SecureWorks, and SPS Commerce, Inc.

VARONIS

16 VARONIS SYSTEMS

VARONIS SYSTEMS 17 Responsiveness to Stockholder Feedback Varonis recently graduated from Emerging Growth Company (EGC) status, and for many years has engaged compensation consultants and other advisors to counsel on best practices regarding disclosures in the proxy. The Committee is always striving to meet and exceed industry standards, and we expect to incorporate more robust compensation disclosures in the future. Varonis regularly and proactively engages with its stockholders and values their feedback not only on our business strategy and execution, but also on our executive compensation program. Responding to our stockholders, our Board will discuss this year potentially implementing or strengthening compensation - related governance policies . Varonis will take all stockholders’ feedback under consideration as we continue to evolve .

VARONIS SYSTEMS 18 The Company has retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies, and we will pay $15,000 plus expenses for these services. If you have any questions or need assistance in voting your shares, please contact the Company’s proxy solicitor: MacKenzie Partners, Inc. 1407 Broadway, 27 th Floor New York, NY 10018 (212) 929 - 5500 or call Toll Free (800) 322 - 2885 Email: proxy@mackenziepartners.com